Exhibit 99.1

FIFTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO FEE LETTER

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO FEE LETTER (this “Agreement”) is entered into as of March 26, 2020 by and among TELOS CORPORATION, a Maryland corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ENLIGHTENMENT CAPITAL SOLUTIONS FUND II, L.P., a Delaware limited partnership, as Agent (in such capacity, the “Agent”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

RECITALS

A. A Credit Agreement dated as of January 25, 2017 (as amended or modified from time to time, the “Credit Agreement”) has been entered into by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent.

B. The Borrower has requested amendments to the Credit Agreement to permit extensions to the Maturity Date and exclude certain Consolidated Capital Expenditures from the calculation of maximum Consolidated Capital Expenditures.

C. The Borrower and each of the Lenders have agreed to the requested amendments as provided herein on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 2 below, from and after the date hereof the Credit Agreement is hereby amended as follows:

(a)	The definition of “Consolidated Capital Expenditures” in Section 1.01 of the Credit Agreement (Defined Terms) is amended by adding the following sentence to the end of such definition:

Notwithstanding anything to the contrary in the foregoing, for purposes of calculating the permitted maximum Consolidated Capital Expenditures in any twelve-month period pursuant to Section 7.15(b), (x) any Consolidated Capital Expenditures made in connection with the growth program for Telos ID that is funded with the reinvestment of any Telos ID Class B member distributions and (y) up to $2,000,000 of any Consolidated Capital Expenditures in any fiscal year incurred for the purposes of competing for, or performing under, new or recently renewed Government Contracts for the benefit of the Borrower may be excluded from such calculation.

(b) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement (Defined Terms) is amended to read as follows:

“Maturity Date” means, subject to Section 2.01(a)(iii), January 15, 2021.

(c) Section 2.01(a)(iii) of the Credit Agreement is amended by adding the following to the end of such section:

The Borrower shall have the right to elect, by written notice to the Agent and the Lenders not later than five (5) Business Days prior to the Maturity Date, that the Lenders extend the Maturity Date for an additional three (3) month period from the Existing Maturity Date (a “Maturity Date Extension”).  The Borrower shall have the right to elect a total of four (4) Maturity Date Extensions with respect to the Maturity Date (for purposes, of clarity, the Maturity Date would be extended to January 15, 2022 if all four Maturity Date Extensions have been elected by the Borrower).  In connection with any Maturity Date Extension, the Exit Fee shall be increased as set forth in the Fee Letter.  As a condition precedent to any such extension, the Borrower shall deliver to the Agent a certificate certifying that, before and after giving effect to such extension, (x) the representations and warranties contained in Article V and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects and the representations and warranties of the Loan Parties contained in Article V and each other Loan Document that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (y) no Default or Event of Default exists or would result therefrom.

(d) Clause (a)(i) of Section 7.15 of the Credit Agreement is amended by replacing the table at the end of such section with the table below:

Fiscal Quarters Ended	Maximum Consolidated Leverage Ratio
December 31, 2019 through Maturity Date	3.25:1.00

(e) Clause (c) of Section 7.15 of the Credit Agreement is amended by replacing the table at the end of such section with the table below:

Fiscal Quarters Ended	Minimum Fixed Charge Coverage Ratio
December 31, 2019 through Maturity Date	1.10:1.00

(f) Clause (d-1) of Section 7.15 of the Credit Agreement is amended by replacing the table at the end of such section with the table below:
Fiscal Quarters Ended	Minimum Consolidated Net Working Capital
December 31, 2019 through Maturity Date	$0

2. Amendment to Fee Letter.

Section 3 of the Fee Letter (Exit Fee) is amended in its entirety to read as follows:

Upon the repayment or prepayment in full of the Loans (or remaining portion thereof), whether on, prior to or after the Maturity Date, the Borrower will pay a one-time exit fee (the “Exit Fee”; and together with the Upfront Fee and the Annual Advisory Fee, the “Fees”) to the Agent, for the ratable benefit of the Lenders, in an amount equal to $1,200,000; provided, that, for each Maturity Date Extension, the Exit Fee shall be increased by $250,000 (it being understood that the aggregate amount by which the Exit Fee may be increased will total $1,000,000 in the event the Borrower elects all four Maturity Date Extensions, resulting in an aggregate Exit Fee in the amount of $2,200,000 if all four Maturity Date Extensions occur).

3. Condition Precedent to Effectiveness.  The amendments to the Credit Agreement and the Fee Letter set forth herein shall be deemed effective once:

(a) The Agent has received (i) duly executed counterparts of this Agreement from the Loan Parties, each of the Lenders and the Agent and (ii) a certificate of the secretary or other officer of the Borrower (x) attaching resolutions of the Borrower authorizing the Fifth Amendment and (y) certifying that the Borrower’s organizational documents have not been modified since the Closing Date (or attaching and certifying to the Borrower’s updated organizational documents); and.

(b) The Borrower shall have paid (i) an amendment fee in the amount of $100,000, payable to the Agent and (ii) unless the Agent has otherwise agreed to cover such costs and expenses out of the amendment fee, all reasonable out-of-pocket costs and expenses of the Agent or the Lenders (including without limitation the reasonable fees, costs and expenses of Moore & Van Allen PLLC, as counsel to the Agent) in connection with this Agreement or otherwise due and payable pursuant to the Loan Documents.

4. Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agent and the Lenders that, upon giving effect to this Agreement, (a) no Default or Event of Default exists and (b) all of the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

5. Ratification of Credit Agreement and other Loan Documents.  Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Agreement.  Except as herein specifically agreed, the Credit Agreement and each other Loan Document is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6. Affirmation of Liens and Guarantees.  (i) Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents and agrees that this Agreement shall in no manner adversely affect or impair such liens and security interests and (ii) each Guarantor affirms its Guarantee under Article XI of the Credit Agreement.

7. Authority/Enforceability.  Each Loan Party hereby represents and warrants as follows:

(a)	It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)
This Agreement has been duly executed and delivered by each Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by each Loan Party of this Agreement other than those obtained on or before the date hereof and those which, if not obtained, delivered or filed (as the case may be) could not reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance by each Loan Party of this Agreement does not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of each Loan Party or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to the Borrower except as could not reasonably be expected to have a Material Adverse Effect.

8. Expenses.  The Borrower agrees, subject to paragraph 3(b) hereof, to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Agent.

9. Counterparts/Telecopy/E-mail.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts by telecopy or electronic mail shall be effective as an original.

10. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11. Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

12. Release.  In consideration of the willingness of the Agent and the Lenders to enter into this Agreement, each Loan Party hereby releases and forever discharges each of the Agent and the Lenders (including its predecessors, successors and assigns) and its affiliates, and each of their respective officers, employees, representatives, agents, counsel and directors (each, a “Lender Party”), from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected, to the extent related to the Loan Documents or the loan transactions described therein (collectively, the “Released Claims”), which Released Claims relate to any act or omission by any Lender Party that occurred on or prior to the date hereof, except to the extent any such Released Claim results from any Lender Party’s willful misconduct as finally determined by a court of competent jurisdiction.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Borrower:	TELOS CORPORATION
a Maryland corporation
	By:	/s/ John B. Wood
Name: John B. Wood
Title: Chairman of the Board, Chief Executive Officer

Guarantors:	UBIQUITY.COM, INC., a Delaware corporation
	By:	/s/ John B. Wood
Name: John B. Wood
Title: Chief Executive Officer, President

XACTA CORPORATION, a Delaware corporation
	By:	/s/ John B. Wood
Name: John B. Wood
Title: Chief Executive Officer, President

TELOWORKS, INC., a Delaware corporation
	By:	/s/ David S. Easley
Name: David S. Easley
Title: President, Treasurer

Agent and Lender:	ENLIGHTENMENT CAPITAL SOLUTIONS FUND II, L.P., as Agent and as a Lender
	By:	/s/ Devin Talbott
Name: Devin Talbott
Title: Managing Partner

Lenders:	ENLIGHTENMENT CAPITAL SOLUTIONS FUND SPV I, L.P., in its capacity as a lender
	By:	/s/ Devin Talbott
Name: Devin Talbott
Title: Managing Partner

ENLIGHTENMENT CAPITAL SOLUTIONS FUND II - NQ, L.P., in its capacity as a lender
	By:	/s/ Devin Talbott
Name: Devin Talbott
Title: Managing Partner

ENLIGHTENMENT CAPITAL SOLUTIONS FUND I, L.P., in its capacity as a lender
	By:	/s/ Devin Talbott
Name: Devin Talbott
Title: Managing Partner